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                                                                    EXHIBIT 2.07


                  AGREEMENT TO CONSOLIDATE FIRST NATIONAL BANK
      AND SURETY BANK, NATIONAL ASSOCIATION UNDER THE
             CHARTER OF SURETY BANK, NATIONAL ASSOCIATION AND UNDER
                 THE TITLE OF SURETY BANK, NATIONAL ASSOCIATION


     CONSOLIDATION AGREEMENT made this _____ day of ___________, 199___, between SURETY BANK, NATIONAL ASSOCIATION ("Surety Bank") and FIRST NATIONAL BANK ("First Bank") and joined in by SURETY ACQUISITION, INC., a Texas corporation ("Newco") (prior to the Holding Company Merger known as "First Midlothian Corporation") and SURETY CAPITAL CORPORATION, a Delaware corporation ("Surety").

                                   WITNESSETH:

     A. Surety Bank is a national banking association duly organized and existing under the laws of the United States of America having its principal offices in the City of Lufkin, County of Angelina, State of Texas.

     B. First Bank is a national banking association duly organized and existing under the laws of the United States having its principal offices in the City of Midlothian, County of Ellis, State of Texas.

     C. First Bank has, and will have as of the Effective Time, (i) authorized capital stock of $480,000 consisting of 48,000 shares of common stock, $10.00 par value ("First Bank Common Stock"), of which 48,000 shares are, or will be as of the Effective Time, issued and outstanding and (ii) surplus of not less than $1,000,000.

     D. All of the issued and outstanding shares of First Bank Common Stock are and will be as of the Effective Time held of record and beneficially by Newco.

     E. Surety Bank has, and will have as of the Effective Time, (i) authorized capital stock of $5,460,000 consisting of 6,000,000 shares of common stock, $0.91 par value ("Surety Bank Common Stock"), of which 3,708,195 shares are, or will be as of the Effective Time, issued and outstanding and (ii) surplus of not less than $5,330,000.

     F. Over ninety-nine percent (99%) of all of the issued and outstanding shares of Surety Bank Common Stock are and will be as of the Effective Time held of record and beneficially by Surety.

     G. A majority of the Boards of Directors of First Bank and of Surety Bank has approved this Consolidation Agreement under which First Bank and Surety Bank shall be consolidated (the "Bank Consolidation") under the charter of Surety Bank and has authorized the execution hereof; the Board of Directors of Newco has approved this Consolidation Agreement, authorized Newco to join in and be bound by this Consolidation Agreement, and authorized the undertakings herein made by Newco; and the Board of Directors of Surety


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has approved this Consolidation Agreement, authorized Surety to join in and be bound by this Consolidation Agreement, and authorized the undertakings herein made by Surety.

     H. Surety; Surety Bank; First Midlothian Corporation, a Texas corporation registered as a bank holding company located in Midlothian, Texas ("First Midlothian"); certain of the shareholders of First Midlothian (the "Shareholders"); and First Bank have entered into a Reorganization Agreement dated October 17, 1995 (the "Reorganization Agreement") which contemplates the Bank Consolidation provided for in this Consolidation Agreement. All terms not defined in this Consolidation Agreement shall have the meaning set forth in the Reorganization Agreement.

     I. As and when required by the provisions of this Consolidation Agreement or the Reorganization Agreement (hereinafter referred to collectively as the "Consolidation Plan"), all such action as may be necessary or appropriate shall be taken by Surety Bank, First Bank, Newco and Surety in order to consummate the Bank Consolidation.

     NOW, THEREFORE, in consideration of the premises, Surety Bank and First Bank, joined by Newco and Surety, hereby agree that First Bank and Surety Bank shall be consolidated under the charter of Surety Bank on the following terms and conditions:

     1. At the Effective Time, First Bank and Surety Bank shall be consolidated under the Articles of Association and Charter of Surety Bank. Said Bank Consolidation shall be pursuant to the provisions of and with the effect provided in 12 U.S.C. Section 215.

     2. At the Effective Time, the name of Surety Bank (hereinafter referred to as "Continuing Bank" whenever reference is made to it as of the time of Bank Consolidation or thereafter) shall continue to be "Surety Bank, National Association"; the Articles of Association of Continuing Bank shall be as set forth in ANNEX A attached hereto and made a part hereof; the bylaws of Surety Bank in effect immediately prior to the Bank Consolidation shall become the bylaws of Continuing Bank; the established office and facilities of First Bank immediately prior to the Bank Consolidation shall become the established office and facilities of Continuing Bank; and the established office and facilities of Surety Bank immediately prior to the Bank Consolidation shall continue and be operated as a branch of Continuing Bank.

     3. At the Effective Time, the corporate existence of Surety Bank and First Bank shall, as provided in 12 U.S.C. Section 215, be merged into and continued in Continuing Bank; and Continuing Bank shall be deemed to be the same corporation as Surety Bank and First Bank. All rights, franchises and interests of Surety Bank and First Bank, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Continuing Bank by virtue of such Bank Consolidation without any deed or other transfer. Continuing Bank at the


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Effective Time and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Surety Bank and First Bank, respectively, at the Effective Time, subject, however, to the provisions of 12 U.S.C. Section 215(f).

     4. At the Effective Time, Continuing Bank shall be liable for all liabilities of Surety Bank and of First Bank, respectively; and all deposits, debts, liabilities, obligations and contracts of Surety Bank and of First Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Surety Bank or First Bank, as the case may be, including all liabilities of Surety Bank and First Bank for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Bank Consolidation, shall be those of Continuing Bank and shall not be released or impaired by the Bank Consolidation; and all rights of creditors and other obligees and all liens on property of either Surety Bank or First Bank shall be preserved unimpaired.

     5.   At the Effective Time:

          (a) All shares of First Bank Common Stock outstanding at the Effective Time held by Newco shall, without any action on the part of Newco, be cancelled and be of no further force and effect.

          (b) Each share of Surety Bank Common Stock outstanding at the Effective Time held by the shareholders of Surety Bank, other than shares of Surety Bank Common Stock held of record by Surety and Dissenting Shares (as hereinafter defined), without any action on the part of the shareholders of Surety Bank, shall be converted into and exchanged for the right to receive cash equal to: (i) the product obtained by multiplying the number of shares of common stock of Surety (the "Surety Common Stock") issued and outstanding on the date of approval of the Bank Consolidation by the Office of the Comptroller of the Currency (the "Approval Date") by the average of the high and low prices of such Surety Common Stock on the American Stock Exchange, Inc. on the Approval Date, divided by (ii) the number of shares of Surety Bank Common Stock issued and outstanding on the Approval Date (the "Exchange Price").

          (c) Each share of Surety Bank Common Stock issued and outstanding at the Effective Time and held of record by Surety shall be converted into one share of common stock of Continuing Bank.


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          (d)  For purposes of this Merger Agreement, "Dissenting Shares" shall refer to those shares of Surety Bank Common Stock owned by shareholders of Surety Bank who, pursuant to 12 U.S.C. Section 215, (i) vote against the Bank Consolidation at the meeting of the shareholders of Surety Bank to consider and vote on the Bank Consolidation referred to in Section 4(b) of the Reorganization Agreement, or who give notice in writing at or prior to such meeting to the presiding officer of Surety Bank that he dissents from the Bank Consolidation and (ii) within thirty (30) days after the date of consummation of the Bank Consolidation, request in writing from Continuing Bank payment of the value of their shares of Surety Bank Common Stock, accompanied by the surrender of the stock certificates evidencing such Surety Bank Common Stock. Notwithstanding anything in this Consolidation Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive, or be exchangeable for, cash as provided in SECTION 5(b) hereof, but, instead, the holders thereof shall be entitled to payment of the value of such Dissenting Shares on the Approval Date determined in accordance with the provisions of 12 U.S.C. Sections 215(c) and
(d).

     6.   After the Effective Time:

          (a) The shareholders of Surety Bank, other than Surety and the holders of Dissenting Shares, as the holders of the outstanding certificate or certificates which prior thereto represented shares of Surety Bank Common Stock, may surrender same to Continuing Bank, and such shareholders of Surety Bank shall be entitled upon such surrender to receive from Continuing Bank in exchange therefor, without cost to such holder, the Exchange Price for each share of Surety Bank Common Stock represented by such outstanding certificate or certificates surrendered.

          (b) Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of Surety Bank Common Stock shall be deemed for all purposes to evidence solely the right to receive the amount of cash into and for which such shares of Surety Bank Common Stock shall have been converted pursuant to SECTION 5(b) hereof. No interest shall be payable with respect to any such cash payments. If a shareholder of Surety Bank is unable to locate any of his certificates which prior to the Effective Time represented shares of Surety Bank Common Stock, Continuing Bank shall issue a check to such shareholder in the amount which such shareholder would otherwise be entitled to receive hereunder without surrendering such certificate, upon receipt by Continuing Bank of an indemnity bond in favor of Continuing Bank and satisfactory in all respects to Continuing Bank.

          (c) The stock transfer books of Surety Bank shall be closed as of the close of business on the Closing Date (hereinafter defined), and no transfer of record of any of the shares of Surety Bank Common Stock shall take place thereafter. From and after the close of business on the Closing Date, shares of Surety Bank Common


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Stock shall cease to be shares of Surety Bank, irrespective of whether such shares are ultimately surrendered.

     7. The directors, advisory directors and officers, respectively, of Continuing Bank at the Effective Time shall be those persons who are directors, advisory directors and officers, respectively, of Surety Bank immediately before the Effective Time. The committees of the Board of Directors of Continuing Bank at the Effective Time shall be the same as, and shall be composed of the same persons who are serving on, committees of the Board of Directors of Surety Bank as they exist immediately before the Effective Time.

     8. This Consolidation Agreement shall be approved by Newco, the sole shareholder of First Bank pursuant to a Unanimous Consent executed and delivered by such sole shareholder in accordance with the Reorganization Agreement. This Consolidation Agreement shall be submitted to the shareholders of Surety Bank, at a meeting called to be held as promptly as practicable in accordance with the Reorganization Agreement. Upon approval of the shareholders of Surety Bank and First Bank, this Consolidation Agreement shall be made effective as soon as practicable thereafter in the manner provided in SECTION 12 hereof.

     9. The Consolidation Plan shall be automatically terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank, in the event the Holding Company Merger is not consummated, for any reason whatsoever, and may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank by the mutual consent in writing of Surety Bank and First Bank.

     10. In the event of the termination and abandonment of the Consolidation Plan pursuant to the provisions of SECTION 9 hereof, the same shall be of no further force or effect except that the indemnification provisions set forth in
Section 11 and the provisions relating to expenses set forth in Section 9 of the Reorganization Agreement shall survive any such termination and abandonment.

     11. Any of the terms or conditions of the Consolidation Plan may be waived at any time, whether before or after action thereon by the shareholders of Surety Bank or First Bank, by the party which is entitled to the benefits thereof; and this Consolidation Agreement or the Reorganization Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of Surety Bank or First Bank; provided, however, that such action shall be taken only if, in the judgment of Surety Bank and First Bank, such waiver, modification or amendment will not have a materially adverse effect on Surety Bank, First Bank or their respective shareholders. Any waiver, modification or amendment shall be in writing.


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     12.  The "Closing Date" shall have the meaning set forth in the Holding
Company Merger Agreement. The closing (the "Closing") shall be held at the offices of Surety located in Hurst, Texas on the Closing Date. At the Closing, Newco shall deliver to Surety Bank all of the stock certificates evidencing issued and outstanding shares of common stock of First Bank. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law and the conditions specified in the Consolidation Plan, including receipt of the approval of the Comptroller of the Currency specified in 12 U.S.C.
Section 215, the Bank Consolidation shall become effective at the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the Bank Consolidation, such time being herein called the "Effective Time."

     13. For the convenience of the parties hereto and to facilitate the filing and recording of this Consolidation Agreement, any number of counterparts thereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, Surety Bank has caused this Consolidation Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

SURETY BANK:                  SURETY BANK, NATIONAL ASSOCIATION



                              By:___________________________________________
                                 Bobby W. Hackler, President
ATTEST:



__________________________________
Robert E. Crews, Cashier


                             ALL OF THE DIRECTORS OF
                        SURETY BANK, NATIONAL ASSOCIATION



                              ______________________________________________
                              C. Jack Bean


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                              ______________________________________________
                              William B. Byrd



                              ______________________________________________
                              Bobby W. Hackler


                              ______________________________________________
                              Joseph S. Hardin


                              ______________________________________________
                              G. M. Heinzelmann, III


                              ______________________________________________
                              Michael L. Milam


                              ______________________________________________
                              Garrett Morris


                              ______________________________________________
                              Cullen W. Turner


THE STATE OF TEXAS       )
                         )
COUNTY OF _____________  )

     On this _______ day of ______________, 199___, before me, a Notary Public for the State and County aforesaid, personally came Bobby W. Hackler as President and Robert E. Crews as Cashier, of SURETY BANK, NATIONAL ASSOCIATION, a national banking association, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also C. Jack Bean, William B. Byrd, Bobby W. Hackler, Joseph S. Hardin, G. M. Heinzelmann, III, Michael L. Milam, Garrett Morris and Cullen W. Turner, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself as director thereof.


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     WITNESS my official seal and signature this day and year aforesaid.


                              _______________________________________________
                              Notary Public, State of Texas

                              _______________________________________________
                              (Print or Type Notary's Name)

My Commission Expires:
_______________________


     IN WITNESS WHEREOF, First Bank has caused this Consolidation Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

FIRST BANK:                   FIRST NATIONAL BANK



                              By:____________________________________________
                                 Danny D. Rodgers, President
ATTEST:



__________________________________
Patsy Melton, Cashier


                             ALL OF THE DIRECTORS OF
                               FIRST NATIONAL BANK



                              _______________________________________________
                              Billie Jo Duran



                              _______________________________________________
                              Charles L. Duran



                              _______________________________________________
                              V. H. Easterwood, Jr.


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                              _______________________________________________
                              Danny D. Rodgers



                              _______________________________________________
                              J. C. Rodgers



                              _______________________________________________
                              J. D. Rodgers



                              _______________________________________________
                              Lou E. Rodgers



                              _______________________________________________
                              E. L. Webb


THE STATE OF TEXAS       )
                         )
COUNTY OF ____________   )

     On this _______ day of _________________, 199___, before me, a Notary
Public for the State and County aforesaid, personally came Danny D. Rodgers as President and Patsy Melton as Cashier, of FIRST NATIONAL BANK, a national banking association, and each in his/her said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also Billie Jo Duran, Charles L. Duran,
V. H. Easterwood, Jr., Danny D. Rodgers, J. C. Rodgers, J. D. Rodgers, Lou E. Rodgers and E. L. Webb, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.


                              _______________________________________________
                              Notary Public, State of Texas

                              _______________________________________________
                              (Print or Type Notary's Name)

My Commission Expires:
_________________________



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     Newco hereby joins in the foregoing Consolidation Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Newco has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

NEWCO:                        SURETY ACQUISITION, INC.



                              By:_______________________________________________
                                 ____________________________________, President
ATTEST:



_______________________________
____________________, Secretary

     Surety hereby joins in the foregoing Consolidation Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Surety has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

SURETY:                       SURETY CAPITAL CORPORATION



                              By:_____________________________________________
                                 G. M. Heinzelmann, III, President

ATTEST:



____________________________
Bobby W. Hackler, Secretary


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